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                                                                   EXHIBIT 10.1



                           WILMINGTON SECURITIES, INC.
                          824 MARKET STREET, SUITE 900
                           WILMINGTON, DELAWARE 19801
                                 (302) 655-4294

                                 March 29, 2000


Superconductor Technologies, Inc.
460 Ward Drive, Suite F
Santa Barbara, California 93111
Attention:  M. Peter Thomas, President and CEO


         Re:      Financing Commitment
                  --------------------

Gentlemen:

     Wilmington Securities, Inc. ("WSI") hereby commits to make available to Superconductor Technologies, Inc. ("STI") up to an additional $5,000,000 of working capital financing beyond that already available to STI under its existing credit facilities with PNC Bank, NA ("PNC"), on the terms set forth below.

     1.   Committed Amount. Five million dollars ($5,000,000).

     2. Financing Structure. WSI will make the Committed Amount available to STI through one of the following methods: (a) making working capital loans to STI or (b) providing an unconditional guaranty of working capital loans made to STI by a commercial bank or other institutional lender reasonably acceptable to WSI. WSI has the option to choose the method.

     3. Commitment Period. The commitment set forth in this letter shall expire and be of no further force or effect on the earlier of (a) April 1, 2001 or (b) the date on which STI receives equity financing in a cumulative amount, from the date of this letter to the date in question, equal to at least Ten million dollars ($10,000,000) from any source or sources, including without limitation venture capital rounds, strategic or corporate investors, warrant exercises, private placements or public offerings.

     4. Commitment Fee. $12,500 payable immediately upon acceptance of this letter by STI.

     5.   Use of Proceeds. General corporate and working capital purposes.

     6.   Security. None.

     7. Maturity Date of Loans. The last day of the Commitment Period as set forth in paragraph 3 above.

     8. Interest Rate. PNC Bank prime plus four percent (4%), payable at maturity.

     9. Documentation. Promissory note of STI reflecting the terms set forth herein; standard opinion from STI's counsel regarding due authorization and enforceability.

    10. Subordination. WSI will execute and deliver to PNC a subordination agreement in form substantially similar to that executed and delivered by WSI in 1999 with respect to any loans made by WSI hereunder, in consideration of PNC's consent set forth below.

    11. Availability. Until the maturity date, STI may borrow under this facility subject to no conditions other that those set forth in paragraph 9 .









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     Please indicate your acceptance of the foregoing terms and provisions by signing one copy of this letter and returning it to the undersigned no later than March 31, 2000.

                                                 Very truly yours,

                                                 WILMINGTON SECURITIES, INC.

                                                 By:  /s/ Andrew H. McQuarrie
                                                    --------------------------
                                                          Vice President

         Agreed to and accepted
         this 29th day of March, 2000


         SUPERCONDUCTOR TECHNOLOGIES, INC.


         By:  /s/ M. Peter Thomas
            --------------------------------
                  Chief Executive Officer


         PNC Bank, NA hereby consents to the
         advancement of loans by WSI to STI
         consistent with the terms of this letter.


         PNC Bank, NA


         By    /s/ Jeffrey D. Sletten
            ---------------------------------

         Date:  3/28/00